RELL FORM 8-K FY05Q3	File:20050420-FY05Q3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : April 20, 2005

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

For Details, Please Contact:
Ed Richardson	Kelly Phillips
Chairman and Chief Exective Officer Richardson Electronics, Ltd.	Chief Financial Officer Richardson Electronics, Ltd.
Phone: (630)208-2340 E-mail: info@rell.com
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Richardson Electronics Receives Nasdaq Delisting Notice

Intends to Appeal Staff Determination to Listing Qualifications Panel

LaFox, IL, Wednesday, April 20, 2005: Richardson Electronics, Ltd. (NASDAQ: RELL) today announced that it received a Nasdaq Staff Determination Letter on April 19, 2005 indicating that the Company is subject to potential delisting by April 28, 2005 from The Nasdaq National Market because it is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) as a result of the Company's previously announced inability to timely file its Form 10-Q for the quarter ended February 26, 2005.

The Company will request a hearing before a Nasdaq Listing Qualifications Panel to appeal the Nasdaq staff's notification and request continued listing, which will stay the delisting until the appeal has been heard and the panel has rendered its decision. Until a decision is made on the appeal the Company's trading symbol will be "RELLE".

As previously announced, the filing of the Company's Form 10-Q for the quarter ended February 26, 2005 has been delayed in order to provide additional time for the Company's current independent auditors to complete a review of certain currency translation adjustments and to reach agreement with our prior auditors regarding their impact on prior periods. The Company is working to resolve these matters and expects to file its required filings as soon as practicable following the completion of this review. These adjustments will not impact the Company's previously reported net cash flows, revenues or operating income.

Matters discussed in this news release, including the possible impact of various accounting changes described above contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words "may", "believe", "positioned", "estimate", "project", "target", "continue", "intend", "expect", "future", "anticipates", and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. The Company's actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include but are not limited to the following: the possibility that we may identify additional factors or information as we finalize the lease accounting corrections and complete our preparation of the our periodic reports to be filed with the SEC; and the possibility that our external auditors may identify additional issues or other considerations while they complete their review; and the possible inability to obtain a waiver of default from our lenders under our credit facility. These and other risks are discussed from time to time in the Company's SEC reports, including its Form10-K for the year ended May 29, 2004 and our Quarterly Reports of Form 10-Q for the quarterly periods August 28, 2004 and November 27, 2004.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RICHARDSON ELECTRONICS, LTD.
Date: April 20, 2005	By: /s/ Kelly Phillips
Name: Kelly Phillips Title: Chief Financial Officer